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EXHIBIT 10.1(b)

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.

                                  AMENDMENT TO
                             CASKET SUPPLY AGREEMENT

This Amendment to the Casket Supply Agreement is made between Batesville Casket Company, Inc. (BCC) and Prime Succession, Inc. (Prime).

Whereas BCC and Prime have entered into a Casket Supply Agreement (Agreement) which allows Prime, through its wholly owned subsidiaries, to purchase caskets from Batesville.

Whereas the parties desire to amend certain provisions of said Agreement.

Therefore, in mutual consideration, the parties agree as follows:

      1.    BCC agrees to [  ] certain purchase orders.  [  ].
            Effective September 1, 1994, Prime shall have [    ].  In
            the event there is a [    ], Prime agrees to [     ].

      2. BCC shall notify Prime when the purchase orders total [ ]. Subsequent purchase orders shall be subject to the Value Plus terms as set forth in the Agreement.

      3. Prime may apply its Value Plus discount to any amount which is to be paid before August 26, 1995.

      4. All other terms and conditions shall remain in full force and effect.

Prime Succession, Inc.                       Batesville Casket Company, Inc.

By:  /s/ Thomas Johnson                      By:  /s/ Michael DiBease
     -------------------------                    ------------------------------
Title:  President                            Title:  Vice President - National
                                                     Markets